Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE, LLP

The Board of Directors
The L.S. Starrett Company

We consent to the incorporation by reference in this Registration Statement on Form S-8 of The L.S. Starrett Company, of our report dated August 2, 2002 appearing in the Annual Report on Form 10-K of The L.S. Starrett Company for the year ended June 29, 2002.

DELOITTE & TOUCHE LLP
/s/ Deloitte & Touche LLP
Boston, Massachusetts
November 8, 2002